EXHIBIT 23.1

CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 250	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 18, 2005 with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2/A Post Effective Amendment No. 1) of FindEx.com, Inc. for the fiscal year ended December 31, 2004 and 2003.

/s/Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
January 30, 2007